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PROXY

The Value Equity Portfolio
 of
The Hirtle Callaghan Trust
Special Meeting of Shareholders
January 12, 1998

This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned appoints, Donald E. Callaghan and Robert J. Zion, and each of them, attorneys and proxies, with full power of substitution in each, to vote and act on behalf of the undersigned at the special meeting of shareholders of The Hirtle Callaghan Trust (the "Trust") representing interests in the Trust's Growth Equity Portfolio at the offices of Hirtle, Callaghan & Co., Inc., 575 East Swedesford Road., Wayne, PA 19087-1937 on January 12, 1998, as 10 a.m. and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. Unless otherwise marked below, this proxy is given WITH authority to vote FOR each of the proposals noted below. The undersigned further confers upon such attorneys and proxies discretionary authority to vote for and in the name of the undersigned and with all of the powers the undersigned would possess if personally present, all the Portfolio shares of the undersigned in the Trust at said meeting.
The Board of Trustees recommends that you vote "FOR" each of the proposals below.


(1) To approve the engagement of Goldman Sachs Asset Management
("GSAM")to provide portfolio management services to the Growth
Portfolio pursuant to a portfolio management agreement between the Trust and GSAM ( "GSAM Agreement").

			FOR		AGAINST		ABSTAIN


(2) To approve an amendment of the GSAM engagement pursuant to which GSAM would be compensated on a performance fee basis

			FOR		AGAINST		ABSTAIN



IMPORTANT: WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE - NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE TRUST FURTHER
SOLICITATION EXPENSE. THE RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY EXECUTION OF THIS PROXY.

Dated:________________, 199_

X_________________________________
   Signature and Title

X_________________________________
   Signature, if held jointly

Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope to:______________________